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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm in the headnote to the Selected Financial Data included in this Annual Report (Form 10-K) for the year ended December 31, 2003 and to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-34451, No. 33-53010, No. 33-65061, No. 333-06503,
No. 333-06505, No. 333-06507, No. 333-06511, No. 333-90323, No. 333-31294, No.
333-55068, No. 333-61822, No. 333-62604, No. 333-74890, No. 333-96663, No.
333-104532, No. 333-104533, No. 333-105059, No. 333-107778, and No. 333-112514)
and the Registration Statements (Forms S-3 No. 333-33708, No. 333-36556, No. 333-83934, No. 333-100337, No. 333-100399, No. 333-100400, No. 333-101041, No.
333-105060, No. 333-107191, No. 333-107776, No. 333-107777, No. 333-108560, and
No. 333-109593) of our report dated March 12, 2004, with respect to the consolidated financial statements of Zix Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.



Dallas, Texas                                       /s/ Ernst & Young LLP
March 15, 2004